Exhibit 99.1

Investor Contact: Larry P. Kromidas
(618) 258-3206
Email: lpkromidas@olin.com
 News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

                                        FOR IMMEDIATE RELEASE

Olin to Present at BB&T Capital Markets Commercial & Industrial Conference

Clayton, MO, March 24, 2011 – Olin Corporation’s (NYSE: OLN) senior management will be available for one-on-one sessions at the BB&T Capital Markets Commercial & Industrial Conference in New York City on April 6, 2011.

Copies of the slides to be used during the one-on-one sessions will be available the evening prior to the event to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Click here for more information on Olin.

2011-05